UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

FINANCIAL INSTITUTIONS, INC.

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York		14569
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

During May and June 2014, members of Financial Institutions, Inc.’s (the “Company”) senior management will present information about the Company to investors. The presentation, dated May 21, 2014, prepared by the Company for use in connection with these meetings is attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01. A copy of the presentation is also available on the Company’s website: www.fiiwarsaw.com.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 21, 2014, the Company issued a press release announcing the declaration of a cash dividend of $0.19 per common share. The Company also announced dividends of $0.75 per share on Series A 3% Preferred Stock and $2.12 per share on Series B-1 8.48% Preferred Stock. All dividends are payable July 2, 2014 to shareholders of record as of June 13, 2014. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Investor Presentation

99.2	Press Release issued by Financial Institutions, Inc. on May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: May 21, 2014	By:	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer and Treasurer